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                           CONSENT OF INDEPENDENT AUDITORS


We hereby consent to the incorporation by reference in this Current Report on Form 8-K/A, filed with the Securities and Exchange Commission by Apartment Investment and Management Company (AIMCO) of our reports dated March 22, 1996 and March 8, 1997 with respect to the audits of Franklin Housing Associates and our reports dated March 13, 1996 and February 26, 1997 with respect to the audits of Franklin New York Avenue Associates for the years ended December 31, 1995 and 1996, respectively. We further consent to the incorporation by reference of such reports in AIMCO's Registration Statement of Form S-3 (No. 333-26415), AIMCO's Registration Statement on Form S-3 (No. 33-98338), AIMCO's Registration Statement on Form S-3 (No. 333-828), AIMCO's Registration Statement on Form S-3 (No. 333-4542), AIMCO's Registration Statement of Form S-3 (No. 333-4546), AIMCO's Registration Statement of Form S-3 (No. 333-08997), AIMCO's Registration Statement on Form S-3 (No. 333-17431), AIMCO's Registration Statement on Form S-8 (No. 333-4550), AIMCO's Registration Statement on Form S-8 (No. 333-4548), AIMCO's Registration Statement on Form S-8 (No. 333-14481), and AIMCO's Registration Statement on Form S-3 (No. 333-20755), all filed with the Securities and Exchange Commission.

                                      /s/ Fishbein & Company, P.C.
                                      ----------------------------
                                      FISHBEIN & COMPANY, P.C.





Elkins Park, Pennsylvania
September 2, 1997